Exhibit (a)(2)
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Santiago, August 30, 2013

Shareholders
AFP Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago
Chile

Ref.: Reasoned opinion on the Public Tender Offer by Metlife Chile Acquisition Co. S.A.

Dear Shareholders:

According with what is set out in Article 207, letter c), of Law 18,045 of the Securities Market, I issue this report in my capacity as director of the open stock corporation, Administradora de Fondos de Pensiones Provida, S.A. (Provida), which contains my reasoned opinion on the public offer to acquire shares and instruments representing said shares in Chile and abroad, offers which are currently underway

1.	Background

In this regard, on August 28 and 29, 2013, Metlife Chile Acquisition Co. S.A. (Offeror), a  closed stock corporation, incorporated and existing in Chile, indirect subsidiary of Metlife, Inc. (MetLife), company incorporated and existing under the laws of the State of Delaware, United States of America, launched both offers, in Chile and abroad, to purchase up to 100% of (i) the shares of all the shareholders of Provida, wherever located; (ii) the shares of all the shareholders of Provida whose holders are “U.S. holders”; and (iii) the shares represented by American Depositary Shares (each one an “ADS” and jointly the “ADSs”).

The Public Tender Offer is made for a price of United States of American dollars (USD) $ 6.1476 per share, or its equivalent in pesos (at the election of each shareholder), and will remain in force for a period of 30 consecutive days ending on September 27, 2013. The offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S. Offer), is made for a price of USD $ 6.1476 per share, and USD $ 92.2140 per ADS, respectively.

The background and terms and conditions of the Public Tender Offer are contained in the following documents:

i)
Notice of the launch of the Public Tender Offer (Notice) published in the newspapers El Mercurio and La Tercera both on August 28, 2013, containing the notice of the launch of the Public Tender Offer by the Offeror and its terms and conditions;

ii)
Prospectus of the Public Tender Offer (Prospectus), instrument deposited by the Offeror in the head office of Provida, in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013, containing all of the terms and conditions of the Offer; and

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iii)	“Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013, by the Offeror and MetLife.

2.	Relationship with the Controller and the Offeror and Interest

I have held the position of director of Provida since October 19, 2011. During the last renovation of the Board of Directors, I was elected as director of Provida, in the Ordinary Shareholders Meeting held on April 27, 2012, being elected with twenty nine million five hundred and forty seven thousand six hundred forty five votes. Of these votes, twenty nine million three hundred and thirty eight thousand nine hundred and twenty five corresponded to votes of BBVA and/or its related persons.

At the present I do not have economic, financial or any kind of relationship with BBVA. Also, at the present, I do not have a relationship or any link with the Offeror.

Finally, I declare that I do not have any interest in the operation or in the Offer given that, at this time, I do not own, directly or indirectly, shares in Provida.

3.	Analysis

By virtue of what is set out in Article 207, letter (c), of the Securities Market Law, the directors of Provida must individually issue a written report with our reasoned opinion on the Offer to shareholders. In order to be able to issue this opinion I have analysed the evolution in the price of the share, as well as other financial indicators and industry multiples, as well as prices observed in comparable transactions. In the same way, I have considered qualitative factors of risks and opportunities that the company could face in the future.

a)	Evolution of the Price of the Share. In accordance with the background provided from the stock exchanges where the Provida shares are listed, the shares in Provida have had the following values:

i.
At the close of the day prior to the launch of the Chilean Public Tender Offer the Provida share was trading at $3,135 Chilean pesos. Considering the price of the offer (US$6.1476 per share), the dividend approved in the Extraordinary Shareholders Meeting on August 27 ($82.9  Chilean pesos per share), and considering the observed exchange rate on August 28, a premium of 3.7% is obtained.

ii.
The average market value of the share in the offer period – 30 days prior to the launch of the Chilean Public Tender Offer – was $3,073 Chilean pesos per share. Considering the price of the offer (US$6.1476 per share) and the dividend approved in an Extraordinary Shareholders Meeting on August 27 ($82.9 Chilean pesos per share), a premium of 5.8% is obtained.

iii.
The average market value of the share in the period 90 days prior to the launch of the Chilean Public Tender Offer was $2,966 Chilean pesos per share. Considering the price of the offer (US$6.1476 per share) and the dividend approved in the Extraordinary Shareholders Meeting on August 27 ($82.9 Chilian pesos per share), a premium of 9.6% is obtained.

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iv.
The value at the close of May 23, 2012, day prior to BBVA communicating to the market of the start of a period of evaluation of different strategies for its pension fund business, was $2,630 Chilean pesos per share. It must be remembered that between the alternatives contemplated in said process, there was included the total or partial sale of the Pension Fund Administrator businesses in Chile, Colombia and Peru and the Administrator of Funds for Retirement in Mexico. Considering the observed exchange rate on August 28, the price offered (U$$6.1476 per share) represents a return of 20.4% on the period. On incorporating the dividend corresponding to the distribution of cash generated by the sale of AFP Bancomer and Horizonte, said return increases significantly and compares very favourably with the return of the IPSA (Chilean share index) and with the evolution in price of the shares of other Chilean AFPs in the same period.

v.
The Prospectus of the Public Tender Offer indicates that the transaction involves a control premium of 4.7%. It is worth mentioning that if the minority shareholders sell at the same price as the controller BBVA, they will also be obtaining said control premium.

b)	Multiples of the market

Historically, Provida has observed market multiples that are below the industry average, both in terms of EBITDA, as well as Profit and Book Value. This has been due to the fact that the average income subject to contributions of the contributors of Provida is significantly less that that observed by other APF in the industry. Any conclusion regarding the advisability of the Public Tender Offer must take this factor into consideration.

Secondly, using the average market multiple of the industry to analyse the advisability of the Public Tender Offer for shareholders, suffers from the problem that AFP Capital and AFP Cuprum shares had low trade and liquidity during the last period, and due to this the relevant reference is AFP Habitat.
At the end of 2011, the ratio Price/Profit for AFP Habitat was significantly above those observed for AFP Provida. Similarly, at the end of 2012, when the prices already incorporated the eventual Public Tender Offer and the price was known at which the control of AFP Cuprum was sold, said multiple continued to be superior to that of AFP Provida. Instead, on estimating the ratio Price/Profit for Provida, using the price of the Public Tender Offer and discounting fromthe profit of AFP Provida in the 12 months to June of this year the result of the sale of subsidiaries Afore Bancomer and AFP Horizonte Peru, it is observed that the ratio compares favourably to the ratio observed by said competing AFP.

c)	Other considerations:

i.
The AFP industry is sensitive to economic cycles, especially the evolution of employment and remuneration, both variables that in the last period have experienced a favourable evolution, which will not necessarily be maintained in the future.

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ii.
In the same way, in the last few months, a series of proposals have arisen for legal modifications in pension and social security matters, generating increased legal uncertainty in respect of the industry.

iii.
Considering that the BBVA group will sell its participation and that it is possible that a group of minority shareholders will also take up the Public Tender Offer, there will be a reduction in the liquidity of the Provida share.

4.	Conclusion

a)
In accordance with my best judgement, investigations and diligence that I have carried out and the reasoning and consideration that I have set out above, the undersigned director concludes that this Offer is advantageous (conveniente) for the shareholders of Provida.

b)	This opinion is based on the publically available information and does not pretend to be a complete summary of the terms and conditions of the Offers.

c)
This opinion does not constitute nor can it be understood to be a suggestion, assistance or advice, either direct or indirect, to sell or keep the shares of Provida on the part of shareholders in the framework of the Offer. In this way, each shareholder must evaluate if it participates or not in the Offer, duly advised by whosoever corresponds, if they deem this convenient or necessary, in such a way that each adopt the decision that best adjusts to their particular circumstances.

Sincerely,

/s/ Joaquin Cortez
Joaquin Cortez Director AFP PROVIDA S.A.

c.c.:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.

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Madrid, Spain, August 30, 2013

Shareholders
AFP Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago
Chile

Ref.: Reasoned opinion on the Public Tender Offer by Metlife Chile Acquisition Co. S.A.

Dear Shareholders:

           I issue this report in my capacity as director of the open stock corporation, Administradora de Fondos de Pensiones Provida, S.A. (Provida), in accordance with what is set out in Article 207, letter c), of Law 18,045 of the Securities Market, in relation to the public offer to acquire shares and instruments representing said shares in Chile and abroad, offers which are currently underway.

1.	Background

a)
In this regard, on August 28 and 29, 2013, Metlife Chile Acquisition Co. S.A. (Offeror), a closed stock corporation, incorporated and existing in Chile, indirect subsidiary of Metlife, Inc. (MetLife), company incorporated and existing under the laws of the State of Delaware, United States of America, launched both offers, in Chile and abroad, to purchase up to 100% of:

i)
The shares of all the shareholders of Provida, wherever located, in accordance with the terms and conditions of a public offer to acquire shares governed by Chapter XXV of Law 18,045 of the Securities Market (Public Tender Offer), whose terms are described below;

ii)
The shares of all the shareholders of Provida whose holders are “U.S. holders” (as defined in the securities law of the United States of America, denominated the “Securities Exchange Act” of 1934 and its amendments); and

iii)
The shares represented by American Depositary Shares (each one an “ADS” and jointly the “ADSs”), each of them representing 15 shares of Provida, from all of the holders of said instruments, wherever located.

b)
The Public Tender Offer referred to in (i) above is made for a price of United States of American dollars (USD) $ 6.1476 per share, or its equivalent in pesos (at the election of each shareholder), and will remain in force for a period of 30 consecutive days ending on September 27, 2013.

c)
The offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S. Offer), is made for a price of USD $ 6.1476 per share, and USD $ 92.2140 per ADS, respectively, and payable in cash, without interest, in dollars of the United States of America or in pesos (at the election of each holder), less the amount of any honorarium, expenses and withholding tax that is applicable, and all by virtue of the terms described in the document “Tender Offer

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Statement on Schedule TO” filed with the Securities and Exchange Commission (SEC) on August 29, 2013, by the Offeror and MetLife. The information which has been considered to issue this report is based on the information contained in this document, the only background to the U.S. Offer that we have seen.

d)
This report contains my reasoned opinion on both Offers, the Public Tender Offer and the U.S Offer, and I make it on the understanding that the price of the Public Tender Offer is identical to the price of the U.S. Offer, and the other terms and conditions of the Public Tender Offer are substantially identical to the U.S. Offer.

2.	Background to the Offers

a)	In order to issue this report I have seen and duly considered the background information to the Offers which is publically available on this date, and which mainly consists of the following:

i)
Company announcement (hecho esencial) issued by Provida to the Chilean regulator, the Superintendencia de Valores y Seguros (SVS), on February 1, 2013, in which it informed the market of the entering into of an agreement called the “Transaction Agreement” (Agreement), entered into on that date, between MetLife and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), shareholder and controller of Provida. In the aforementioned announcement, the terms and conditions of the sale of control of Provida by BBVA and the launch of this Public Tender Offer were described in general terms, amongst other things;

ii)
Document entitled “Schedule 13D” filed with the Securities and Exchange Commission of the United States of America, by BBVA on May 9, 2013, updating information previously made public on the terms and conditions of the sale of control of Provida, by BBVA and the launch of the Public Tender Offer, amongst other things;

iii)
Notice of the launch of the Public Tender Offer (Notice) in the newspapers El Mercurio and La Tercera, both published on August 28, 2013, containing the notice of the launch of the Public Tender Offer by the Offeror and its terms and conditions, in accordance with what is prescribed in Article 202 of the Law of the Securities Market;

iv)
Prospectus of the Public Tender Offer (Prospectus), instrument deposited by the Offeror in the head office of Provida, in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013, and containing all of the terms and conditions of the Offer, as is prescribed in Article 203 of the Securities Market Law; and

v)	“Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013, by the Offeror and MetLife.

b)
In summary and for the purpose of this opinion, the Prospectus notes the main terms and conditions of the Agreement entered into between MetLife, parent of the Offeror and BBVA, current controller of Provida, by virtue of which BBVA agreed to sell all of its participation in the shares of Provida, that is 64.3% of the shares of the same, through the two following mechanisms of reciprocal execution:

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i)
Sale on the part of BBVA of its direct participation in Provida consisting of the holding of ADS which represent 42,076,485 shares of Provida, representing 12.7% of all the shares. This direct sale will be executed through the sale of the ADS in the U.S. Offer (or the conversion of the same to shares for sale in the United States of America or in the Public Tender Offer); and

ii)
Sale on the part of BBVA of its indirect participation in Provida consisting of 171,023,573 shares, representing 51.6% of the shares of Provida and whose holder is the subsidiary company of BBVA called Inversiones Previsionales S.A.. BBVA will sell all of its shares in Inversiones Previsionales S.A. to the Offeror (less one share in Inversiones Previsionales S.A. which it will sell to Inversiones MetLife Holdco Tres Limitada, another subsidiary of MetLife), on the same terms of price as the Public Tender Offer, and whose sale will take place on the same day as payment of the price of the Offers and subject to the Offers being declared successful.

3.	Other Considerations

a)
For the purposes of this report, in addition to the Notice and the Prospectus, I have considered other factors which I highlight below as the main characteristics, terms and conditions of the Public Tender Offer:

i)
The Offeror offers to acquire up to 100% of the shares of Provida, which on the date of publication of the Notice total 331,316,623 ordinary shares, of a single class, without par value, fully subscribed and paid-up. All shareholders can participate in the Public Tender Offer, independent of their place of residence.

ii)
The offer is irrevocable and obligatory. However, it is subject to the following expiry conditions, which in the event of being fulfilled during the period of the Offer and up to the third day after its expiry, enable the Offeror to revoke the validity of the Offer: (i) that on the date of expiry of the period of the Public Tender Offer, the Offeror has not received acceptances, which in total represent the sale of at least 42,076,485 shares (the number of shares which are directly held by BBVA in the form of ADSs); (ii) that certain orders are issued by the competent authority which have the effect of suspending, prohibiting, or in some way preventing the fulfilment of the Offers; (iii) that certain representationsmade by BBVA in favour of MetLife and the Offeror under the Agreement result as false or substantially untrue.

iii)	Simultaneous with the Public Tender Offer, the Offeror will carry out the U.S. Offer, which will be with an equal price and on substantially similar conditions to the Public Tender Offer.

iv)
The Public Tender Offer will remain in force for 30 consecutive days and, consequently, the shareholders can offer to sell their shares, or retract their offer, until close of the stock market on which the shares of Provida are listed, on September 27, 2013.

v)
The price offered per share (Price) is the amount of USD $ 6.1476, paid in this currency or its equivalent in pesos, national currency, in accordance with the exchange rate of the observed dollar (dólar observado) published by the Central Bank of Chile in the Official Gazette on September 30, 2013, at the election of the accepting

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shareholder. If the accepting shareholder does not say anything at the moment of accepting the offer to buy contained in the Public Tender Offer, they will be understood to have opted to have received the price in USD. If they choose to receive the amount in pesos, the risk of variation in the exchange rate will be on the accepting shareholder. The price will be net of withholding taxes which are solely applicable to the selling shareholder.

vi)	The control premium totals 4.7%, considering a market price of the shares of $3,001.46 Chilean pesos.

vii)	The Price will not be adjusted by virtue of the declaration or payment of the dividend agreed on August 27, 2013.

viii)	In the event that the Offer is successful, the Price will be paid on October 1, 2013, that is, the working day immediately following the Notice of the Result.

ix)
In the case thatthe Offeror decides to exercise its right to extend the period of the Public Tender Offer or such period is extended or suspended for any reason, as established in the Securities Market Law and/or in the Agreement, such extension will result, amongst other things, in: (i) an increase in the Price of each share, which will be made available to all shareholders, totalling an amount equal to the product of multiplying US$ 0.00120730434947117 by the number of days between the date of expiry and the date of the corresponding extension, rounded up to the nearest whole cent; and (ii) a new date to determine the Observed Dollar Exchange Rate, which determines the applicable exchange rate, to calculate the Price for the shareholders who choose to receive their payment in Pesos.

x)
The Offer will be materialised off market, through the use of a developed computer system, maintained and operated by the Santiago Stock Exchange. The process will be managed by the Managers of the Offer.

xi)
Once the Public Tender Offer and the U.S. Offer are concluded, and without prejudice to how many shares and ADSs are offered in sale, MetLife hopes to acquire, directly and indirectly, at least 64.3% of the issued shares of Provida, and thereby acquire control of Provida. Furthermore, if the Offeror obtains total success with the Offers and acquires the number of shares and ADSs necessary, it and its parent company have declared their intention to delist Provida from the exchanges in which they currently list their shares and cancel their registration with the Securities Registry of the SVS. If this occurs, the obligation of providing continuous information to the public and shareholders of Provida will cease, among other effects which will follow as a result of a radical reduction in its shareholder base.

b)	In accordance with the information provided by the stock markets on which the shares of Provida are listed, the shares of Provida have observed the following values:

i)	At the close of the day prior to the issue of this report the shares were trading at $3,135.2 Chilean pesos per share.

ii)	The average value of a stock market transaction of the share in the period of time 90 days prior to the launch of the Public Tender Offer was $2,672.47 Chilean pesos per share.

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iii)	The value of the share had a variation of 9.20% from one year prior to the date of issue of this report.

4.	Relationship with the Controller and the Offeror and Interest

a)	I have held the position of director of Provida since April 27, 2007.

b)
During the last renovation of the Board of Directors, I was elected as director of Provida, in the Ordinary Shareholders Meeting held on 27 April 2012, being elected with twenty nine million four hundred and seventy three thousand votes. Of these votes twenty nine million two hundred and sixty four thousand eight hundred corresponded to votes of BBVA and/or its related persons.

c)
At the present time I am considered an employee in early retirement of the group BBVA. I do not carry out any executive position in the organigram of the bank, save my representation as director of Provida.

d)	At the same time, currently I do not have a relationship or any link with the Offeror.

e)	Finally, I declare that I do not have any interest in the operation or in the Offer given that, at this time, I do not own, directly or indirectly, shares in Provida.

5.	Analysis

a)
By virtue of what is set out in Article 207, letter (c), of the Securities Market Law, the directors of Provida must individually issue a written report with our reasoned opinion on the Offer to shareholders. In the paragraphs which follow this director analyses the main terms and conditions of the Offer, setting out my arguments and considerations, and offering my concluding option in this regard.

b)	The aspects that I have considered to issue my opinion on the offer are based on the following criteria
-	economic –financial, related to the main ratios that this offer provides compared with companies in the sector and transactions carried out by comparable companies.
-	by virtue of the offeror – Metlife Group
-	and in the analysis of risks and opportunities

The total amount of Metlife´s offer is in the order of 2,025 million dollars. Taking into account the control premium, the ratio Enterprise Value to Ebitda is 9.2 times (sector range between 7.5 and 10.8 times); the ratio Market Cap to Profit is 11.3 times (sector range between 8.9 and 13.2 times); the ratio Market Cap to Book Value is 3.7 times (sector range between 1.1 and 4.4 times); and, finally, Market Cap to Monthly Aggregate subject to contributions is 1.25 times (sector range between 0.92 and 1.10 times).

At the same time, considering recent transactions carried out by comparable companies, with the same parameters, it is possible to evaluate the operation favourably, it being above the middle half of the operations carried out.

One also has to take into account a lesser liquidity in the shares, as a sale of 64.3% by the BBVA Group and subscription by minority holders will reduce the number of shares.

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From the point of view of the dividend, the Provida share has distributed 8% of its market value each year. If we discount the extraordinary dividend distributed in the first half of 2013, the average dividend yield is 7.8%.

Even though the prospectus of the Public Tender Offer covers substantial aspects of the offeror, Metlife group, I believe that I should remark on the following:
-	Solid international group in the insurance and pension industry. Considered one of the leaders of the sector globally.
-	Strong capital strength, ample experience, with more than 90 million clients and a sales figure of more than 68,000 million dollars.
-
And present in more than 90 countries, prior to this Public Tender Offer, it already carried out business in Chile, with this operation it is betting on a sector that is fundamental to society and the Chilean economy.

Finally, it is convenient to point out in the current economic context an analysis of the risks and opportunities.

The incorporation of independent workers to the pension system which culminates at the beginning of January 2015, with the obligatory contribution of 100% of annuable income subject to contributions and the sum of legislative initiatives, similar to the rest of developed countries, aimed at increasing the rate of contribution or extending the period of contribution, will present a series of opportunities.
In the area of risk, the economic cycle and its repercussion on the labour market is basic for the normal development of the industry. At the same time, financial aspects impact directly on the profitability of the reserves of the AFP and the fund managers (volatility in interest rates, exchange rates and systematic risks), finally, there also appear, though harmonized by political situations, certain legislative risks in relation to possible legal modifications that could limit competition in the sector.

Therefore, by virtue of the matters and considerations set out above, I believe that this offer is convenient for the shareholders because it offers a price for the shares which is suitable in the increase over the value of the company, because the offeror benefits from will, experience and strength to continue developing the company and because, at this time, subscription is advisable.

6.	Conclusion

a)
In accordance with my best judgement, investigations and diligence that I have carried out and the reasoning and considereation that I have set out above, the undersigned director concludes that this Offer is advantageous (conveniente) for the shareholders of Provida.

b)	This opinion is based on publically available information and does not pretend to be a complete summary of the terms and conditions of the Offers.

c)
This opinion does not constitute nor can it be understood to be a suggestion, assistance or advice, either direct or indirect, to sell or keep the shares of Provida on the part of shareholders in the framework of the Offer. In this way, each shareholder must evaluate if it participates or not in the Offer , duly advised by whosoever corresponds, if they deem this convenient or necessary, in such a way that each adopt the decision that best adjusts to their particular circumstances.

Sincerely,

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/s/ Jesús del Pino Durán
Jesús del Pino Durán Director AFP PROVIDA S.A.

c.c.:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.

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Bilbao (Spain), August 30, 2013

Shareholders
AFP Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago
Chile

Ref.: Reasoned opinion on the Public Tender Offer by Metlife Chile Acquisition Co. S.A.

Dear Shareholders:

I issue this report in my capacity as director of the open stock corporation, Administradora de Fondos de Pensiones Provida, S.A. (Provida), in accordance with what is set out in Article 207, letter (c), of Law 18,045 of the Securities Market, in relation to the public offer to acquire shares and instruments representing said shares in Chile and abroad, offers which are currently underway.

1.	Background

a)
In this regard, on August 28 and 29, 2013, Metlife Chile Acquisition Co. S.A. (Offeror), a closed stock corporation, incorporated and existing in Chile, indirect subsidiary of Metlife, Inc. (MetLife), company incorporated and existing under the laws of the State of Delaware, United States of America, launched both offers, in Chile and abroad, to purchase up to 100% of:

i)
The shares of all the shareholders of Provida, wherever located, in accordance with the terms and conditions of a public offer to acquire shares governed by Chapter XXV of Law 18,045 of the Securities Market (Public Tender Offer), whose terms are described below;

ii)
The shares of all the shareholders of Provida whose holders are “U.S. holders” (as defined in the securities law of the United States of America, denominated the “Securities Exchange Act” of 1934 and its amendments); and

iii)
The shares represented by American Depositary Shares (each one an “ADS” and jointly the “ADSs”), each of them representing 15 shares of Provida, from all of the holders of said instruments, wherever located.

b)
The Public Tender Offer referred to in (i) above is made for a price of United States of American dollars (USD) $ 6.1476 per share, or its equivalent in pesos (at the election of each shareholder), and will remain in force for a period of 30 consecutive days ending on  September 27, 2013.

c)
The offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S Offer), is made for a price of USD $ 6.1476 per share, and USD $ 92.2140 per ADS, respectively, and payable in cash, without interest, in dollars of the United States of America or in pesos (at the election of each holder), less the amount of any honorarium, expenses and withholding tax

1

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that is applicable, and all by virtue of the terms described in the document “Tender Offer Statement on Schedule TO” filed with the Securities and Exchange Commission (SEC) on August 29, 2013, by the Offeror and MetLife. The information which has been considered to issue this report is based on the information contained in that document, the only background to the U.S. Offer that we have seen.

d)
This report contains my reasoned opinion on both Offers, the Public Tender Offer and the U.S Offer, and I make it on the understanding that the price of the Public Tender Offer is identical to the price of the U.S. Offer, and the other terms and conditions of the Public Tender Offer are substantially identical to the U.S. Offer.

2.	Background of the Offers

a)	In order to issue this report I have seen and duly considered the background information to the Offers which is publically available on this date, and which mainly consists of the following:

i)
Company announcement (hecho esencial) issued by Provida to the Chilean regulator, the Superintendencia de Valores y Seguros (SVS), on February 1, 2013, in which it informed the market of the entering into of an agreement called the “Transaction Agreement” (Agreement), entered into on that date, between MetLife and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), shareholder and controller of Provida. In the aforementioned announcement, the terms and conditions of the sale of control of Provida by BBVA and the launch of this Public Tender Offer were described in general terms, amongst other things;

ii)
Document entitled “Schedule 13D” filed with the Securities and Exchange Commission of the United States of America, by BBVA on May 9, 2013, updating information previously made public on the terms and conditions of the sale of control of Provida, by BBVA and the launch of the Public Tender Offer, amongst other things;

iii)
Notice of the launch of the Public Tender Offer (Notice) in the newspapers El Mercurio and La Tercera both published on August 28, 2013, containing the notice of the launch of the Public Tender Offer by the Offeror and its terms and conditions, in accordance with what is prescribed in Article 202 of the Law of the Securities Market;

iv)
Prospectus of the Public Tender Offer (Prospectus), instrument deposited by the Offeror in the head office of Provida, in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013, and containing all of the terms and conditions of the Offer, as is prescribed in Article 203 of the Securities Market Law; and

v)	“Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013, by the Offeror and MetLife.

b)
In summary and for the purpose of this opinion, the Prospectus notes the main terms and conditions of the Agreement entered into between MetLife, parent of the Offeror and BBVA, current controller of Provida, by virtue of which BBVA agreed to sell all of its participation

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in the shares of Provida, that is 64.3% of the shares of the same, through the two following mechanisms of reciprocal execution:

i)
Sale on the part of BBVA of its direct participation in Provida consisting of the holding of ADS which represent 42,076,485 shares of Provida, representing 12.7% of all the shares. This direct sale will be executed through the sale of the ADS in the U.S. Offer (or the conversion of the same to shares for sale in the United States of America or in the Public Tender Offer); and

ii)
Sale on the part of BBVA of its indirect participation in Provida consisting of 171,023,573 shares, representing 51.6% of the shares of Provida and whose holder is the subsidiary company of BBVA called Inversiones Previsionales S.A.. BBVA will sell all of its shares in Inversiones Previsionales S.A. to the Offeror (less one share in Inversiones Previsionales S.A. which it will sell to Inversiones MetLife Holdco Tres Limitada, another subsidiary of MetLife), on the same terms of price as the Public Tender Offer, and whose sale will take place on the same day as payment of the price of the Offers and subject to the Offers being declared successful.

3.	Other Considerations

a)
For the purposes of this report, in addition to the Notice and the Prospectus, I have considered other factors which I highlight below as the main characteristics, terms and conditions of the Public Tender Offer:

i)
The Offeror offers to acquire up to 100% of the shares of Provida, which on the date of publication of the Notice total 331,316,623 ordinary shares, of a single class, without par value, fully subscribed and paid-up. All shareholders can participate in the Public Tender Offer, independent of their place of residence.

ii)
The offer is irrevocable and obligatory. However, it is subject to the following expiry conditions, which in the event of being fulfilled during the period of the Offer and up to the third day after its expiry, enable the Offeror to revoke the validity of the Offer: (i) that on the date of expiry of the period of the Public Tender Offer, the Offeror has not received acceptances, which in total represent the sale of at least 42,076,485 shares (the number of shares which are directly held by BBVA in the form of ADSs); (ii) that certain orders are issued by the competent authority which have the effect of suspending, prohibiting, or in some way preventing the fulfilment of the Offers; (iii) that certain representations made by BBVA in favour of MetLife and the Offeror under the Agreement result as false or substantially untrue.

iii)	Simultaneous with the Public Tender Offer, the Offeror will carry out the U.S. Offer, which will be with an equal price and on substantially similar conditions to the Public Tender Offer.

iv)
The Public Tender Offer will remain in force for 30 consecutive days and, consequently, the shareholders can offer to sell their shares, or retract their offer, until close of the stock market on which the shares of Provida are listed, on September 27, 2013.

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v)
The price offered per share (Price) is the amount of USD $ 6.1476, paid in this currency or its equivalent in pesos, national currency, in accordance with the exchange rate of the observed dollar (dólar observado) published by the Central Bank of Chile in the Official Gazette on September 30, 2013, at the election of the accepting shareholder. If the accepting shareholder does not say anything at the moment of accepting the offer to buy contained in the Public Tender Offer, they will be understood to have opted to have received the price in USD. If they choose to receive the amount in pesos, the risk of variation in the exchange rate will be on the accepting shareholder. The price will be net of withholding taxes which are solely applicable to the selling shareholder.

vi)	The control premium, according to the information contained in the Prospectus of the Public Tender Offer, is 4.7%, considering a market price for the share of $3,001.46 Chilean pesos.

vii)	The Price will not be adjusted by virtue of the declaration or payment of the dividend agreed on August 27, 2013.

viii)	In the event that the Offer is successful, the Price will be paid on October 1, 2013, that is, the working day immediately following the Notice of the Result.

ix)
In the case that the Offeror decides to exercise its right to extend the period of the Public Tender Offer or such period is extended or suspended for any reason, as established in the Securities Market Law and/or in the Agreement, such extension will result, amongst other things, in: (i) an increase in the Price of each share, which will be made available to all shareholders, totalling an amount equal to the product of multiplying US$ 0.00120730434947117 by the number of days between the date of expiry and the date of the corresponding extension, rounded up to the nearest whole cent; and (ii) a new date to determine the Observed Dollar Exchange Rate, which determines the applicable exchange rate, to calculate the Price for the shareholders who choose to receive their payment in Pesos.

x)
The Offer will be materialised off market, through the use of a developed computer system, maintained and operated by the Santiago Stock Exchange. The process will be managed by the Managers of the Offer.

xi)
Once the Public Tender Offer and the U.S. Offer are concluded, and without prejudice to how many shares and ADSs are offered in sale, MetLife hopes to acquire, directly and indirectly, at least 64.3% of the issued shares of Provida, and thereby acquire control of Provida. Furthermore, if the Offeror obtains total success with the Offers and acquires the number of shares and ADSs necessary, it and its parent company have declared their intention to delist Provida from the exchanges on which they currently list their shares and cancel their registration with the Securities Registry of the SVS. If this occurs, the obligation of providing continuous information to the public and shareholders of Provida will cease, among the other effects which will follow as a result of a radical reduction in its shareholder base.

b)	In accordance with the information provided by the stock markets on which the shares of Provida are listed, the shares of Provida have observed the following values:

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i)	At the close of the day prior to the launch of the Chilean Public Tender Offer, the shares were trading at $3,135.20 Chilean pesos per share.

ii)	The value of the share had a variation of 8.15% in the 90 days prior to the date of the launch of the Chilean Public Tender Offer.

iii)	The value of the share had a variation of 9.24% in the one year up to the day prior to the date of launch of the Chilean Public Tender Offer.

4.	Relationship with the Controller and the Offeror and Interest

a)	I have held the position of director of Provida since April 27, 2007.

b)
During the last renovation of the Board of Directors, I was elected as director of Provida, in the Ordinary Shareholders Meeting held on April 27, 2012, being elected with twenty nine million four hundred and seventy one thousand five hundred twenty five votes. Of these votes, twenty nine million two hundred and sixty two thousand eight hundred and five corresponded to votes of BBVA and/or its related persons.

c)
At the present time I hold the position of employee in early retirement of the BBVA Group. At the present time, I do not carry out any executive function in the hierarchy of the Bank, nor do I sit on any other Board, save that of Provida.

d)	At the same time, I do not currently have a relationship or any link with the Offeror.

e)	Finally, I declare that I do not have any interest in the operation or in the Offer given that, at this time, I do not own, directly or indirectly, shares in Provida.

5.	Analysis

a)
By virtue of what is set out in Article 207, letter (c), of the Securities Market Law, the directors of Provida must individually issue a written report with our reasoned opinion on the Offer to shareholders. In the paragraphs which follow, this director analyses the main terms and conditions of the Offer, setting out my arguments and considerations, and offering my concluding opinion in respect of the same.

b)	The fundamental aspects that I have taken into account to issue my opinion on the offer presented are based on different criteria which I summarise below:

i)	Economic/Financial

Starting from an amount of the total of the MetLife offer, in the order of 2,025 million USA dollars, the ratio Enterprise Value to Ebitda is 9.2 times.  The ratio Market Cap to Profit is 9.9 times and the ratio Market Cap to Book Value is 3.7 times.  These same ratios, relative to comparable companies, are situated in ranges from 7.2 to 10.8 for the first ratio, 8.6 to 13.2 for the second ratio and 1.1 to 4.4 for the third ratio.

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If we compare the most important ratios of this transaction, with the sale of similar companies carried out in the last few years, the same are situated in the middle-middle/top of the different ranges.

ii)	Offeror

MetLife is one of the leading groups globally in insurance, life insurance and employee benefit schemes.

Over 140 years, the group has reached the current levels of 64,000 employees and 90 million clients in more than 50 countries.

It has 836,781 million dollars in Assets, and income of 68,150 million dollars.  Its net profit is 1,362 million dollars.

The rating assigned by different risk classification companies of the Long Term Debt of Met Life Inc. is A3 on the part of Moody’s, A- on the part of Standard and Poors and A- on the part of Fitch Ratings.

iii)	Market

It is opportune to note that, on BBVA selling its 64.3% share, and it is very possible that a group of minority shareholders will also take up the Public Tender Offer, it is expected that there will be a reduction in the amount of shares available in the market and therefore less liquidity.

iv)	Sector

The AFP industry is sensitive to economic cycles that affect the employment market, and therefore, directly influence the rates of contribution, evasion and the level of remuneration of workers.

The sector is highly regulated and supervised, and in the future could be subject to new legal modifications in matters of pensions and social security.

There are a group of private, governmental and legislative initiatives in relation to improving pensions which could result in an increase in the rate of contribution or the period of the same.

6.	Conclusion in Respect of the Offer

a)
In accordance with my best judgement, investigations and diligence that I have carried out and the reason and considerations that I have set out above, the undersigned director concludes that this Offer is advantageous (conveniente) for the shareholders of Provida.

b)	This opinion is based on publically available information and does not pretend to be a complete summary of the terms and conditions of the Offers.

c)	This opinion does not constitute nor can it be understood to be a suggestion, assistance or advice, either direct or indirect, to sell or keep the shares of Provida on the part of

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shareholders in the framework of the Offer.  In this way, each shareholder must evaluate if it participates or not in the Offer, duly advised by whosoever corresponds, if they deem this convenient or necessary, in such a way that each adopt the decision that best adjusts to their particular circumstances.

Sincerely,

/s/ Luis Fernando Ferreres Crespo
Luis Fernando Ferreres Crespo Director AFP PROVIDA S.A.

c.c.:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.

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Sant Feliu de Guíxols, Girona (Spain), August 30, 2013

Shareholders
AFP Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago
Chile

Ref.: Reasoned opinion on the Public Tender Offer by Metlife Chile Acquisition Co. S.A.

Dear Shareholders:

           I issue the present report in my capacity as director of open stock corporation, Administradora de Fondos de Pensiones Provida, S.A. (Provida), in line with what is set out in Article 207, letter c), of Law 18,045 of the Securities Market, in relation to the public offer to acquire shares and instruments representing said shares in Chile and abroad, offers which are currently underway.

1.	Background

a)
In this regard, on August 28 and 29, 2013, Metlife Chile Acquisition Co. S.A. (Offeror), a closed stock corporation, incorporated and existing in Chile, indirect subsidiary of Metlife, Inc. (MetLife), company incorporated and existing under the laws of the State of Delaware, United States of America, launched both offers, in Chile and abroad, to purchase up to 100% of:

i)
The shares of all the shareholders of Provida, wherever located, in accordance with the terms and conditions of a public offer to acquire shares governed by Chapter XXV of Law 18,045 of Securities Market (Public Tender Offer), whose terms are described below;

ii)
The shares of all the shareholders of Provida whose holders are “U.S. holders” (as defined in the securities law of the United States of America, denominated the “Securities Exchange Act” of 1934 and its amendments); and

iii)
The shares represented by American Depositary Shares (each one an “ADS” and jointly the “ADSs”), each of them representing 15 shares of Provida, from all of the holders of said instruments, wherever located.

b)
The Public Tender Offer referred to in (i) above is made for a price of United States of American dollars (USD) $ 6.1476 per share, or its equivalent in pesos (at the election of each shareholder), and will remain in force for a period of 30 consecutive days ending on September 27, 2013.

c)
The offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S. Offer), is made for a price of USD $ 6.1476 per share, and USD $ 92.2140 per ADS, respectively, and payable in cash, without interest, in dollars of the United States of America or in pesos (at the election of each holder), less the amount of any fees, expenses and withholding tax

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that is applicable, and all by virtue of the terms described in the document “Tender Offer Statement on Schedule TO” filed with the Securities and Exchange Commission (SEC) on August 29, 2013 by the Offeror and MetLife. The information which has been considered to issue this report is based on the information contained in that document, the only background to the U.S. Offer that we have seen.

d)
This report contains my reasoned opinion on both Offers, the Public Tender Offer and the U.S. Offer, and I make it on the understanding that the price of the Public Tender Offer is identical to the price of the U.S. Offer, and the other terms and conditions of the Public Tender Offer are substantially identical to the U.S. Offer.

2.	Background to the Offers

a)	In order to issue this report I have seen and duly considered the background information to the Offers which is publically available on this date, and which principally consists of the following:

i)
Company announcement (hecho esencial) issued by Provida to the Chilean regulator, the Superintendencia de Valores y Seguros (SVS), on February 1, 2013, in which it informed the market of the entering into of an agreement called the “Transaction Agreement” (Agreement), entered into on that date, between MetLife and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), shareholder and controller of Provida. In the aforementioned announcement, the terms and conditions of the sale of control of Provida by BBVA and the launch of this Public Tender Offer were described in general terms, amongst other things;

ii)
Document entitled “Schedule 13D” filed with the Securities and Exchange Commission of the United States of America, by BBVA on May 9, 2013, updating information previously made public about the terms and conditions of the sale of control of Provida, by BBVA and the launch of the Public Tender Offer, amongst other things;

iii)
Notice of the launch of the Public Tender Offer (Notice) in the newspapers El Mercurio and La Tercera both published on August 28, 2013, containing the notice of the launch of the Public Tender Offer by the Offeror and its terms and conditions, in accordance with what is prescribed in Article 202 of the Securities Market Law;

iv)
Prospectus of the Public Tender Offer (Prospectus), instrument deposited by the Offeror in the head office of Provida, in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013, and containing all of the terms and conditions of the Offer, as is prescribed in Article 203 of the Securities Market Law; and

v)	“Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013 by the Offeror and MetLife.

b)
In summary and for the purpose of this opinion, the Prospectus notes the main terms and conditions of the Agreement entered into between MetLife, parent of the Offeror and BBVA, current controller of Provida, by virtue of which BBVA agreed to sell all of its participation

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in the shares of Provida, that is 64.3% of the shares of the same, through the two following mechanisms of reciprocal execution:

i)
Sale on the part of BBVA of its direct participation in Provida consisting of the holding of ADS which represent 42,076,485 shares of Provida, representing 12.7% of all the shares. This direct sale will be executed through the sale of the ADS in the U.S. Offer (or the conversion of the same to shares for sale in the United States of America or in the Public Tender Offer); and

ii)
Sale on the part of BBVA of its indirect participation in Provida consisting of 171,023,573 shares, representing 51.6% of the shares of Provida and whose holder is the subsidiary company of BBVA called Inversiones Previsionales S.A.. BBVA will sell all of its shares in Inversiones Previsionales S.A. to the Offeror (less one share in Inversiones Previsionales S.A. which it will sell to Inversiones MetLife Holdco Tres Limitada, another subsidiary of MetLife), on the same terms of price as the Public Tender Offer, and whose sale will take place on the same day as payment of the price of the Offers and subject to the Offers being declared successful.

3.	Other Considerations

a)
For the purposes of this report, in addition to the Notice and the Prospectus, I have considered other factors which I highlight below as the main characteristics, terms and conditions of the Public Tender Offer:

i)
The Offeror offers to acquire up to 100% of the shares of Provida, which on the date of publication of the Notice total 331,316,623 ordinary shares, of a single class, without par value, fully subscribed and paid-up. All shareholders can participate in the Public Tender Offer, independent of where they are located.

ii)
The offer is irrevocable and obligatory. However, it is subject to the following expiry conditions, which in the event of being fulfilled during the period of the Offer and up to the third day after its expiry, enable the Offeror to revoke the validity of the Offer: (i) that on the date of expiry of the period of the Public Tender Offer, the Offeror has not received acceptances, which in total represent the sale of at least 42,076,485 shares (the number of shares which are directly held by BBVA in the form of ADSs); (ii) that certain orders are issued by the competent authority which have the effect of suspending, prohibiting, or in some way preventing the fulfilment of the Offers; (iii) that certain representations made by BBVA in favour of MetLife and the Offeror under the Agreement result as false or substantially untrue.

iii)	Simultaneous with the Public Tender Offer, the Offeror will carry out the U.S. Offer, which will be with an equal price and on substantially similar conditions to the Public Tender Offer.

iv)
The Public Tender Offer will remain in force for 30 consecutive days and, consequently, the shareholders can offer to sell their shares, or retract their offer, until close of the stock market on which the shares of Provida are listed on September 27, 2013.

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v)
The price offered per share (Price) is the amount of USD $ 6.1476, paid in this currency or its equivalent in pesos, national currency, in accordance with the exchange rate of the observed dollar (dólar observado) published by the Central Bank of Chile in the Official Gazette on September 30, 2013, at the election of the accepting shareholder. If the accepting shareholder does not say anything at the moment of accepting the offer to buy contained in the Public Tender Offer, they will be understood to have opted to have received the price in USD. If they choose to receive the amount in pesos, the risk of variation in the exchange rate will be on the accepting shareholder. The price will be net of withholding taxes which are solely applicable to the selling shareholder.

vi)	The control premium, according to the information contained in the Prospectus of the Public Tender Offer, is 4.7%, considering a market price for the share of $3,001.46 Chilean pesos.

vii)	The Price will not be adjusted by virtue of the declaration or payment of the dividend agreed on August 27, 2013.

viii)	In the event that the Offer is successful, the Price will be paid on October 1, 2013, that is, the working day immediately following the Notice of the Result.

ix)
In the case that the Offeror decides to exercise its right to extend the period of the Public Tender Offer or such period is extended or suspended for any reason, as established in the Securities Market Law and/or in the Agreement, such extension will result, amongst other things, in: (i) an increase in the Price of each share, which will be made available to all shareholders, totalling an amount equal to the product of multiplying US$ 0.00120730434947117 by the number of days elapsed between the date of expiry and the date of the corresponding extension, rounded to the nearest whole cent; and (ii) a new date to determine the Observed Dollar Exchange Rate, which determines the applicable exchange rate, to calculate the Price for the shareholders who choose to receive their payment in Pesos.

x)
The Offer will be materialised off market, through the use of a developed computer system, maintained and operated by the Santiago Stock Exchange. The process will be managed by the Managers of the Offer.

xi)
Once the Public Tender Offer and the U.S. Offer are concluded, and without prejudice to how many shares and ADSs are offered in sale, MetLife hopes to acquire, directly and indirectly, at least 64.3% of the issued shares of Provida, and thereby acquire control of Provida. Furthermore, if the Offeror obtains total success with the Offers and acquires the number of shares and ADSs necessary, it and its parent company have declared their intention to delist Provida from the stock exchanges in which they currently list their shares and cancel their registration with the Securities Registry of the SVS. If this occurs, the obligation of providing continuous information to the public and shareholders of Provida will cease, among other effects which will follow as a result of a radical reduction in its shareholder base.

b)	In accordance with the information provided by the stock markets on which the shares of Provida are listed, the shares of Provida have observed the following values:

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i)	At the close of the day prior to the launch of the Chilean Public Tender Offer, the shares were trading at $3,135.20 Chilean pesos per share.

ii)	The value of the share had a variation of 8.15% in the 90 days prior to the date of the launch of the Chilean Public Tender Offer.

iii)	The value of the share had a variation of 9.24% in the one year up to the day prior to the date of launch of the Chilean Public Tender Offer.

4.	Relationship with the Controller and the Offeror and Interest

a)	I have held the position of director of Provida since April 30, 2010.

b)
During the last renovation of the Board of Directors, I was elected as director of Provida, in the Ordinary Shareholders Meetings held on April 27, 2012, being elected with twenty nine million four hundred and seventy one thousand five hundred twenty five votes. Of these votes, twenty nine million two hundred and sixty two thousand eight hundred and five correspond to votes of BBVA and/or its related persons.

c)
At the present time I maintain a contractual relationship with the controller BBVA and I receive a monthly salary, as my previous condition of executive of the group and as an early retiree since February 1, 2010.

d)	At the same time, at the present time, I do not have a relationship or any link with the Offeror.

e)	Finally, I declare that I do not have any interest in the operation or in the Offer given that, at this time, I do not hold, directly or indirectly, shares in Provida.

5.	Analysis

a)
By virtue of what is set out in Article 207, letter (c), of the Securities Market Law, the directors of Provida must individually issue a written report with our reasoned opinion on the Offer to shareholders. In the paragraphs which follow, this director analyses the main terms and conditions of the Offer, setting out my arguments and considerations, and offering my concluding opinion in respect of the same.

b)
The price of the offer is USD 6.1476 per Provida share, which represents a value of 4.34 times the book value referred to in the financial statements at June 30, 2013, and taking as the rate of exchange the observed dollar at August 27, 2013, which was 515.16 pesos per dollar.

c)
The revaluation of the Provida share, from the announcement on the part of BBVA of the sale of its pension business in Latin America on May 24, 2012, to the date prior to the launch of the Public Tender Offer, has been 16.08%.

d)
The Ratio Enterprise Value to Ebitda of the operation represents a multiple of 9.2 times Ebitda, which we can compare with listed companies, which ranges between 7.2 and 10.8 times and with the average aforementioned multiple of the 9 comparable market transactions carried out in Latin America in the last 5 years and corresponding to sales operations of

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shares in AFPs and which is 9.0 times. Historically, AFP Provida has shown in this ratio, multiples slightly below the industry average.

e)
The Ratio Market Cap to Profit (Utilidad) of the operation represents a multiple of 9.9 times Profit, which we can compare with listed companies and which is a range of between 8.6 and 13.2 times and with the average aforementioned multiple of the 9 comparable market transactions carried out in Latin America in the last 5 years and corresponding to sales operations of shares in AFPs and which is 12.7 times.  Historically, AFP Provida has shown in this ratio, multiples below the industry average.

f)
The Ratio Market Cap to book value in accordance with what is indicated in point (b) in this section, represents a multiple of 4.34 times book value, which we can compare with listed companies which is a range of between 1.1 and 4.4 times; and with the average aforementioned multiple of the 9 comparable market transactions carried out in Latin America in the last 5 years and corresponding to sales operations of shares in AFPs and which is 3.8 times. Historically, AFP Provida has shown in this ratio, multiples slightly below the industry average.

g)
The BBVA group will sell its 64.3% holding, with which it will not be necessary for any minority shareholder to take up the offer in order to guarantee the success of the transaction. Even so, it is probable that a group of minority shareholders will take up the Public Tender Offer, which will produce a reduction in the amount of shares available to market and therefore less liquidity.

h)
In addition to what has been indicated in the previous paragraph, if the Offeror acquires the necessary number of shares and ADSs, it and its parent company have declared their intention to delist Provida from the stock exchanges on which they currently trade their shares and cancel the registration in the Securities Register of the SVS.

i)	The Offeror is world leader in insurance, life insurance and employee benefit schemes, which lends to a good management for affiliates and the pension system.

j)
The main opportunities which could favour the the pension industry business come from the incorporation of independent workers into the pension system, as well as an eventual increase in the rate of contribution for workers or the extension of the period of contributions.

k)
On the flip side, the main risks which could prejudice it derive from the eventual deterioration in economic cycles which affect the labour market, the eventual financial deterioration which could affect the profitability of the reserves of the AFPs and the legislative risk of eventual legal modifications.

6.	Conclusion

a)
In accordance with my best judgement, investigations and diligence that I have carried out and the reasoning and consideration that I have set out above, the undersigned director  concludes that this Offer is advantageous (conveniente)  for the shareholders of Provida.

b)	This opinion is based on information which is publically available and does not pretend to be a complete summary of the terms and conditions of the Offers

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c)
This opinion does not constitute nor can it be understood to be a suggestion, assistance or advice, either direct or indirect, to sell or keep the shares of Provida on the part of shareholders in the framework of the Offer. In this way, each shareholder must evaluate if it participates or not in the Offer, duly advised by whosoever corresponds, if they deem this convenient or necessary, in such a way that each adopt the decision that best adjusts to their particular circumstances.

Sincerely,

/s/ Francesc Jordá Carré
Francesc Jordá Carré Director AFP PROVIDA S.A.

c.c.:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.

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Barcelona (Spain), 31 August 2013.

Shareholders
AFP Provida S.A.
Avda. Pedro de Valdivia 100, 5º.
Providencia,
Santiago.
Chile

Ref.: Reasoned opinion on the Tender Offer made by Metlife Chile Acquisition Co. S.A. for the shares of AFP Provida S.A.

Dear shareholders:

In my capacity as director of the Pension Funds Administrator, Administradora de Fondos de Pensiones Provida, S.A. (Provida), open stock corporation I issue this present report in accordance with what is set out in Article 207, letter c), of Law 18,045 of the Securities Market, in relation to the public offer to acquire shares and instruments representing said shares in the company, offers which are currently underway in Chile and abroad.

Summary.

• On August 28 and 29, 2013, the closed stock corporation Metlife Chile Acquisition Co. S.A. (Offeror), incorporated and existing in Chile and the indirect subsidiary of Metlife, Inc. (MetLife), company incorporated and existing under the laws of the State of Delaware, United States of America, presented offers both in Chile and abroad, to purchase up to 100% of:

- (i) The shares of all the shareholders of Provida, wherever located, in accordance with the terms and conditions of a public offer to acquire shares governed by Chapter XXV of Law 18,045 of the Securities Market (Public Tender Offer);

- (ii) The shares of all the shareholders of Provida whose holders are “U.S. holders” (as defined in the securities law of the United States of America, denominated the “Securities Exchange Act” of 1934 and its amendments); and

- (iii) The “ADS” (American Depositary Shares) or instruments, each of them representing 15 shares of Provida, from all of the holders of said instruments, wherever located.

• The Public Tender Offer referred to in (i) above is made for a price of US$ 6.1476 (six point one four seven six) Dollars per share, or the equivalent in Pesos, at the option of each shareholder, and will remain in force for a period of thirty consecutive days (30) ending on September 27, 2013.

• The offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S. Offer), is made for a price of USD $ 6.1476 per share, and 92.2140 USD $ per ADS, respectively, and payable in cash, without interest, in Dollars or in Pesos (at the election of each holder), less the amount of any honorarium, expenses and withholding tax that is applicable, and all by virtue of the terms described in the document “Tender Offer Statement on Schedule TO” filed with the Securities and Exchange Commission (SEC) on August 29, 2013 by the Offeror and MetLife. The information considered to issue this report is based on the information contained in that document, as background to the U.S. Offer.

• This report contains my reasoned opinion based on the Public Tender Offer and the U.S. Offer, on the understanding that the price of both Offers and the other essential terms and

Free translation

conditions of the Public Tender Offer are substantially identical to the essential terms and conditions of the U.S. Offer.

1.-  Relationship to the Controller of the Company, with the Offeror and interest in the operation.

1. (a) From January 18, 2011, I have held the position of director of Provida. In an Ordinary Meeting of Shareholders on April 27, 2012, the last renovation of the Board of Directors, I was elected as director of Administradora de Fondos de Pensiones Provida, S.A., with twenty nine million, four hundred and seventy one thousand, and ninety eight votes (29,471,098), of which twenty nine million two hundred and sixty two thousand three hundred and seventy eight (29,262,378) corresponded to votes of the Controller, Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) and related persons and two hundred and eight thousand seven hundred and twenty votes (208,720) to other shareholders.

1. (b) I maintain a contractual relationship with the controller BBVA, as an early retiree, and I receive a monthly salary.

1. (c) To date I do not have any link with the Offeror.

1. (d) I declare that I do not have any interest in the Offer given that, at this time, I do not own, nor have I owed, directly or indirectly, shares in Provida.

2.-  Background to the Offers.

2. (a) In order to issue this report I have seen and duly considered the background information to the Offers which is publically available at this date, and which principally consists of the following:

(i) Company announcement issued by Provida to the Chilean regulator, the Superintendencia de Valores y Seguros (SVS), on February 1, 2013, in which it informed the market of the entering into of a agreement called the “Transaction Agreement” (Agreement), entered into on that date, between MetLife and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), shareholder and controller of Provida. In the aforementioned company announcement, the terms and conditions of the sale of control of Provida by BBVA and the launch of this Public Tender Offer were described in general terms, amongst other things;

(ii) Document filed with the Securities and Exchange Commission of the United States of America, by BBVA, called “Schedule 13D”, on May 9, 2013, updating information previously made public about the terms and conditions of the sale of control of Provida, by BBVA and the launch of the Public Tender Offer, amongst other things;

(iii) Notice of the launch of the Public Tender Offer (Notice) published on August 28, 2013, in the newspapers El Mercurio and La Tercera, with the notice of the launch of the Public Tender Offer by the Offeror and its terms and conditions, in accordance with what is prescribed in Article 202 of the Securities Market Law;

(iv) Prospectus of the Public Tender Offer (Prospectus), which contains all of the terms and conditions of the Offer, as is prescribed in Article 203 of the Securities Market Law, deposited by the Offeror in the head office of Provida; in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013; and

(v) “Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013, by the Offeror and MetLife.

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2. (b) In summary and for the purpose of this opinion, the Prospectus reports the main terms and conditions of the Contract entered into between MetLife, parent of the Offeror and BBVA, current controller of Provida, by virtue of which BBVA agreed to sell all of its participation in the shares of Provida, that is 64.3% of the shares of the same, through the two following mechanisms of reciprocal execution:

(i) Sale on the part of BBVA of its direct participation in Provida consisting of the holding of ADS which represent 42,076,485 shares of Provida, representing 12.7% of all the shares. This direct sale will be executed through the sale of the ADS in the U.S. Offer (or the conversion of the same to shares for sale in the United States of America or in the Public Tender Offer); and

(ii) Sale on the part of BBVA of its indirect participation in Provida consisting of 171,023,573 shares, representing 51.6% of the shares of Provida and whose holder is the subsidiary company of BBVA called Inversiones Previsionales S.A.. BBVA will sell all of its shares in Inversiones Previsionales S.A. to the Offeror (less one share in Inversiones Previsionales S.A. which it will sell to Inversiones MetLife Holdco Tres Limitada, another subsidiary of MetLife), on the same terms of price as the Public Tender Offer, and whose sale will take place on the same day as payment of the price of the Offers and subject to the Offers being declared successful.

3.-  Other considerations.

For the purposes of this report, in addition to the Notice and the Prospectus, the following factors have been taken into account, as the main characteristics, terms and conditions of the Public Tender Offer:

1.- The Offeror offers to acquire up to 100% of the shares of Provida, which on the date of publication of the Notice total 331,316,623 ordinary shares, of a single class, without par value, fully subscribed and paid-up. All shareholders can participate in the Public Tender Offer, independent of their place of residence.

2.- The Offer is irrevocable and obligatory. However, it is subject to the expiry conditions set out in the Prospectus, which in the event of being fulfilled during the period of the Offer and up to the third day after its expiry, enable the Offeror to revoke the validity of the Offer. By way information, the following are set out: (i) that on the date of expiry of the period of the Public Tender Offer, the Offeror has not received acceptances (which have not been revoked), which in total represent the sale of at least 42,076,485 shares (the number of shares which are directly held by BBVA in the form of ADSs); (ii) that certain orders are issued by the competent authority which have the effect of suspending, prohibiting, or in some way preventing the fulfilment of the Offers or which impose or procure an “Oppressive Condition” indicated in the Prospectus; (iii) that certain representations made by BBVA in favour of MetLife and the Offeror under the Agreement result as false or substantially untrue.

3.- Simultaneous with the Public Tender Offer, the Offeror will carry out the U.S. Offer, with an equal price and on substantially similar conditions.

4.- The Public Tender Offer will remain in force for 30 consecutive days, from August 29, 2013, and, consequently, the shareholders can offer to sell their shares, or retract their offer, until the close of the market on which the shares of Provida are listed on September 27, 2013.

5.- The price offered per share (Price) is the amount of USD $ 6.1476 dollars, paid in this currency or its equivalent in Pesos, national currency, in accordance with the exchange rate of the Observed Dollar (dólar observado) Exchange Rate published by the Central Bank of Chile in the Official Gazette on September 30, 2013, at the election of the accepting shareholder. If the accepting shareholder does not say anything at the moment of accepting the offer to buy contained in the Public Tender Offer, they will be understood to have opted to have received the price in USD. If they choose to receive the amount in pesos, the risk of variation in the exchange rate will be on the accepting shareholder. The price will be net of withholding taxes which are solely applicable to the selling shareholder.

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6.- The Price will not be adjusted by virtue of the declaration or payment of the dividend agreed on August 27, 2013.

7.- In the event that the Offer is successful, the Price will be paid on October 1, 2013, that is, the working day immediately following the Notice of the Result.

8.- If the Offeror decides to exercise its right to extend the period of the Public Tender Offer or such period is extended or suspended for any reason, as established in the Law of the Stock Market and/or in the Agreement, such extension will result, amongst other things, in: (i) an increase in the Price of each share, which will be made available to all shareholders, totalling an amount equal to the product of multiplying US$ 0.00120730434947117 by the number of days between the date of expiry and the date of the corresponding extension, rounded to the nearest whole cent; and (ii) a new date to fix the Observed Dollar Exchange Rate, which determines the applicable exchange rate, to calculate the Price for the shareholders who choose to receive their payment in Pesos.

9.- The Offer will be materialised off market, through the use of a developed computer system, maintained and operated by the Santiago Stock Exchange. The process will be managed by the Managers of the Offer.

10.- Once the Public Tender Offer and the U.S. Offer are concluded, and without prejudice to how many shares and ADSs are offered in sale, MetLife hopes to acquire, directly and indirectly, at least 64.3% of the issued shares of Provida, and thereby acquire control of Provida. Furthermore, if the Offeror obtains total success with the Offers and acquires the number of shares and ADSs necessary, it and its parent company have declared their intention to delist Provida from the exchanges in which they currently list their shares and cancel their registration with the Securities Registry of the SVS. If this occurs, the form of continuous information to the public and shareholders of Provida will be modified, among other effects which will follow as a result of a relevant reduction in its shareholder base.

4.-  Analysis

- By virtue of what is set out in Article 207, letter (c), of the Law of the Stock Market, as director of Provida, I set out the arguments and considerations which have formed the basis of my reasoned opinion of the Offer to shareholders, considering any one shareholder and without reviewing its particular condition, size or relation to Provida.

(a) In accordance with the information provided by the stock markets on which the shares of Provida are registered, the shares of Provida have observed the following values:

• On May 23, 2012, last day of full negotiations, before BBVA made known that it had decided to start a strategic revision of alternatives for its business of obligatory pension fund administration in Latin America, including Provida, the closing price of the shares on the Santiago Stock Exchange was $2,630  Chilean pesos.

• On January 31, 2013, last day of negotiation before the announcement of MetLife to carry out the Offers, the closing price of the shares on the Santiago Stock Exchange was $3,470  Chilean pesos.

• The value of the share on the Santiago Stock Exchange on August 30, 2012, on year prior to the last day of complete negotiation before the date of this report, was $2,892  Chilean pesos.

• The 30 August 2013, the last day of trading of the shares prior to this report, the closing Price of the share, in the Santiago Stock Exchange was $3,119 Chilean pesos. On year prior, the price was $2,892 Chilean pesos.

(b) Referring to dividends in 2013, on April 30, 2013, in a General Shareholders Meeting of Provida a definitive dividend was approved for the period 2012, of $214.00 Chilean pesos per share, which was paid on May 30, 2013. Equally, on May 30, 2013, in an Extraordinary Shareholders Meeting of Provida, an extraordinary dividend was approved for $248.51 Pesos per share. This

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dividend, for all the shareholders of Provida, was made to distribute income, net of taxes, from the sale of Provida interests in the pension fund administrators of Mexico and Peru.

In an Extraordinary General Shareholders Meeting held on August 27, 2013, the distribution of an extraordinary dividend “Dividend of Excess of Cash” was approved, for $82.9214 (eighty two point nine two one four) Chilean pesos per share, to be paid on September 4, to the shareholders of Provida on August 29, 2013.

(c) According to analysis carried out, AFP Provida, has shown historical multiples slightly below the average of the majority of the industry, both in terms of EBITDA, as well as Profit and Book Value, discounting the reserves in the sector and adjusting the capital and profit to reflect AFP Provida without its subsidiaries in Mexico and Peru.
In other industry indicators, such as Market Cap per Affiliate and Contributor, AFP Provida is also historically behind the industry average.
With regards the price over the monthly taxable mass of the AFP, that is to say the average monthly taxable income of contributors multiplied by the average number of contributors, it can be seen that AFP Provida is above the industry average.

(d) The control premium increases to 4.7%, considering a market price of the share of $3,001.46 (three thousand and one point forty six) Chilean pesos which, at the rate of the Observed Dollar indicated below, equals US$ 5.8705 Dollars, calculated in accordance with what is established in Article 199 of the Securities Market Law, and taking as the date on which the acquisition of the Shares will take place as the September 30, 2013. At the same time, the Observed Exchange Rate for the Dollar at August 27, 2013 of $511.28 Chilean pesos for each Dollar was taken.

(e) As a result of the shareholders who agree to the Public Tender Offer and sell their shares, with a high level of acceptance, a lack of liquidity in the share could result, which the shareholders who do not sell in the Public Tender Offer will have to take into consideration.

5.-  Conclusion

- In accordance with what I faithfully know and understand, the aforementioned information, arguments and considerations, the undersigned director concludes that this Offer is advantageous (conveniente) for the shareholders of Provida.

- This opinion is based on publically available information and does not pretend to be a complete summary of the terms and conditions of the Offers, or the documents which are mentioned herein, the content of which each shareholder should analyse.

- This opinion does not constitute nor can it be understood to be a suggestion, assistance or advice, either direct or indirect, to sell or keep the shares of Provida on the part of shareholders in the framework of the Offer. In this way, each shareholder must evaluate if it participates or not in the Offer, duly advised by whosoever corresponds, if they deem this convenient or necessary, in such a way as to avoid risk or uncertainty and that each adopt the decision that best adjusts to their particular circumstances.

Sincerely,

/s/ José Martos Vallecillos
José Martos Vallecillos
Director of AFP Provida, S.A.

c.c:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores

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Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.

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María Cristina Bitar Maluk
Santiago, September 2, 2013

Shareholders
Administradora de Fondos de Pensiones Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago
Ref.: Reasoned opinion  on the Public Offer for the Acquisition of Shares in Administradora de Fondos de Pensiones Provida S.A.

Dear Shareholders:

In accordance with what is set out in Article 207 letter c) of law 18,045 of Securities Market and in my capacity as director of the Administradora de Fondos de Pensiones Provida S.A., registered in the Securities Register of the SVS with No. 211 (hereinafter “AFP Provida S.A." or the “Company”), comply by giving and inform my reasoned opinion on the public offer for the acquisition of shares referred to (hereinafter the “Offer”), according to the reasons that are set out below.

1.	Relationship of the undersigned with the controller of the Company and the offeror. Interest in the Offer.

I have been an autonomous (autónomo) director in the terms of Article 156 bis of DL 3500, since April 29, 2011, chosen in this capacity by the votes of the controlling shareholders. In turn, under the terms of Article 50 bis of the Stock Companies Law, I belong to the Committee of Directors of the Company.

I inform that at this date I do not have any relationship with the current controller of the Company (Banco Bilbao Vizcaya Argentaria S.A. – BBVA -). Nor do I have with the Offeror (Metlife Chile Acquisition Co. S.A.), its controller or related parties, nor an interest in its operations, acts or contracts.

Neither do I possess or hold any shares in AFP Provida S.A.

By virtue of all of the above, I declare that I do not have any particular interest in the Offer, distinct from those which could derive from the aforementioned relations.

2.	Background to the Offer

On August 28, 2013, the company Metlife Chile Acquisition Co. S.A. (the Offeror), a closed stock corporation, incorporated under the laws of the Republic of Chile and related to Metlife, international company in the business of insurance and pensions, with its domicile in the United States of America, launched a Public Offer for the Acquisition of Shares for all of the issued shares of AFP Provida S.A., all of this according to what was informed in a notice published on the aforementioned date, in the nationally circulated newspapers “El Mercurio” and “La Tercera” (the “Launch Notice”).

The intention of the Offeror is to acquire up to 100% of the shares of Provida, which on the date of publication of the Notice totalled 331,316,623 ordinary shares, of a single class,

1

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without par value, fully subscribed and paid-up, at a price of USD $6.1476 per share, payable in such currency or its equivalent in pesos, national currency, in accordance with the observed dollar (dólar observado) exchange rate published by the Central Bank of Chile in the Official Gazette on September 30, 2013, at the election of the accepting shareholder.

The Offer has a period of duration of 30 consecutive days, which starts on August 29, 2013, and expires on September 27, 2013. The Offeror reserves the right to extend the term of the Offer, in the form established in the Securities Market Law and the conditions indicated in the Prospectus of the Offer prepared by the Offeror (the Prospectus) and if occurring, the price of the Offer will increase in an amount equal to the product of multiplying US$0.00120730434947117 by the number of days elapsed between the date of expiry and the date of expiry of the corresponding extension period, rounded to the nearest whole cent.

The other terms and conditions of the Offer are indicated in the Launch Notice and in the Prospectus, information that is at the disposal of those interested and the shareholders of AFP Provida S.A. in the offices of the company and in the Superintendencia de Valores y Seguros (the Chilean regulator), sent to these places on the August 28, 2013.

As the Company also has placed ADRs, the Offer also contemplates their acquisition (these are shares represented by American Depositary Shares – ADS) on terms substantially identical to those for the shares which are the subject of the Offer, and so I have also considered for this report what is indicated in the document entitled “Schedule 13D” filed with the Securities and Exchange Commission of the United States of America by BBVA on May 9, 2013, updating the information previously disclosed to the market about the terms and conditions of the sale of control in Provida by BBVA and the launch of this Public Tender Offer. In this sense, I understand that the terms of the Offer have been delivered to the stock market regulated by the Securities and Exchange Commission (SEC) of the United States of America, on August 29, 2013 by the Offeror and Metlife, under the name “Tender Offer Statement on Schedule TO”.

3.	General Considerations and analysis of the Offer

In the preparation of this opinion I have considered the terms and conditions of the Offer, informed both in the Launch Notice as well as in the Prospectus; the public information on the company available to every shareholder of AFP Provida S.A.; and the background received in my role as director of the Company, which includes the background to the Offer delivered by the holders of the share represented by ADSs, as has been explained above.

From the analysis of the aforementioned information, I highlight the following general considerations:

3.1
In accordance with the background supplied by the stock exchanges on which the Provida shares are listed, the shares of Provida have observed the following valuations: (i) at the close of the day prior to the date of the Launch Notice the share was traded in Chilean pesos (CLP) at $3,135.2 per share; (ii) the average market value of the share in the period of time 90 days prior to the launch of the Public Tender Offer was CLP$2,966 per share; and (iii) the value of the share has varied 8.5% from one year to the date of the launch of this Offer.

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3.2	As is informed in the Prospectus, the control premium totals 4.7%, considering a market price for the shares of CLP $3,001.46, on the terms of Article 199 of the Securities Market Law.

3.3
Also, one must consider the dividend approved by the Shareholders’ Meeting of August 27, 2013, which totalled CLP $82.9 per share, as this will be paid on September 4, 2013 to all shareholders and improves the premium percentage offered.

3.4
In accordance with the last financial statement of AFP Provida and the market information available at the date of the Offer, the multiples of said transaction are: Enterprise Value to Ebita of 10.3 times; Market Cap to Profit of 10.9 times and Market Cap to Book Value of 4.9 times. The multiples indicated represent an adequate valuation of the company, given the characteristics of Provida and the industry of which it forms part, as well as recent comparable industry transactions in Chile and Latin America.

3.5
Finally, there must be taken into account that if the Public Tender Offer which is the subject of this report is successful – assuming in addition that the controller will sell its 64.3% share – there will be an expected reduction in the amount of shares available in the market and therefore less liquidity in the future.

In accordance with this analysis, I deem that the Offer is advantageous (conveniente) for the Company’s shareholders, taking into consideration: (i) the price offered; (ii) the multiples of the transaction are reasonable and are within the range of recent industry transactions in Chile and Latin America; and (iii) that for the characteristics of the Offer (100%) it is possible to anticipate an important drop in liquidity in the event that the Offer is considered a successful.

4.	Formal Opinion

Taking into consideration the aforementioned background, I deem that the Offer is advantageous (conveniente) on the terms proposed.

I reiterate to shareholders that the considerations indicated above, were formed on the basis of the Information of the Offer, in my position as director of AFP Provida S.A. and as is required by law. Consequently, said considerations should not be deemed, directly or indirectly, as a suggestion or advice, and I highlight that the final decision to accept or reject the Offer is the personal responsibility of each shareholder. I recommend, at the same time, that you evaluate and assess independently with regards your participation in the Offer and analyse separately the tax, financial and legal impact which, in your particular case, the eventual sale of your shares in the same may have and, in this way, adopt the decision which is most convenient for your interests.

Sincerely,

/s/ María Cristina Bitar Maluk
María Cristina Bitar Maluk
Director
AFP Provida S.A.

Cc:	Superintendencia de Valores y Seguros
Bolsa de Comercio de Santiago – Bolsa de Valores

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Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso– Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larraín Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.

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 Jorge Marshall Rivera

Santiago, Chile, August 30, 2013

Shareholders
AFP Provida S.A.
Av. Pedro de Valdivia 100, floor 5
Providencia
Santiago, Chile

Ref.: Reasoned opinion on the Public Tender Offer Metlife Chile Acquisition Co. S.A.

Dear Shareholders:

In my capacity as Director of AFP Provida S.A. (Provida) and in accordance with what is set out in article 207 letter (c) of Law N° 18,045 of Securities Market, I issue this report on the public offer for the acquisition of shares and instruments representative of said shares (Public Tender Offer) that Metlife launched in respect of the shares of Provida which is currently in course.

In effect, on August 28 and 29, 2013, Metlife Chile Acquisition Co. S.A. (Offeror), a closed stock corporation, incorporated in Chile, indirect subsidiary of MetLife, Inc. (MetLife), company incorporated in the United States, launched both offers, in Chile and abroad, to purchase up to 100% of:

i)
The shares of all the shareholders of Provida, wherever located, in accordance with the terms and conditions of a public offer to acquire shares governed by Chapter XXV of Law No. 18,045 of Securities Market;

ii)
The shares of all the shareholders of Provida whose holders are “U.S. holders” (as defined in the securities law of the United States of America, denominated the “Securities Exchange Act” of 1934 and its amendments); and

iii)	The “ADS” or instruments that each represents 15 shares of Provida, from all of the holders of said instruments, wherever located.

The Public Tender Offer referred to in (i) above is made for a price of USD $ 6.1476 per share, or its equivalent in Chilean pesos.

In turn, the offer for the purchase of shares and ADS mentioned above in (ii) and (iii) (U.S. Offer), is made for a price of USD$ 6.1476 per share, and USD$ 92.2140 per ADS, respectively, and is payable on the terms described in the document “Tender Offer Statement on Schedule TO” filed with the Securities and Exchange Commission (SEC) on August 29, 2013, by the Offeror and MetLife.

This report contains my reasoned opinion of both Offers (the Public Tender Offer and the U.S. Offer) for the shareholders of Provida, and I make it on the understanding that the price of the Public Tender Offer is identical to the price of the U.S. Offer, and the other terms and conditions of the Public Tender Offer are substantially identical to the U.S. Offer.

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1. Background of the Offer

In order to issue this report I have considered the background information to the Offer which is publically available on this date, and which mainly consists of the following:

•
Company announcement (hecho esencial) issued by Provida to the Chilean regulator, the Superintendencia de Valores y Seguros (SVS), on February 1, 2013, in which it informed the market of the entering into an agreement called the “Transaction Agreement” (Agreement), entered into between MetLife Inc. (Metlife), U.S. parent company of the Offeror, and Banco Bilbao Vizcaya Argentaria, S.A. (BBVA), controlling shareholder of Provida;

•	Document entitled “Schedule 13D” filed by BBVA with the Securities and Exchange Commission of the United States of America, on May 9, 2013;

•
Notice of the launch of the Public Tender Offer published in the newspapers El Mercurio and La Tercera, both on August 28, 2013, informing the launch of the Public Tender Offer and its terms and conditions, in accordance with what is prescribed in Article 202 of the Law No. 18,045 of Securities Market;

•
Prospectus of the Public Tender Offer (Prospectus), instrument deposited by the Offeror in the head office of Provida, in the offices of Larrain Vial S.A. Corredora de Bolsa and Banchile Corredores de Bolsa S.A. (Managers of the Offer) and the Superintendencia de Valores y Seguros on August 28, 2013, which contains the terms and conditions of the Offer, as is prescribed in Article 203 of the Securities Market Law; and

•	“Tender Offer Statement on Schedule TO” filed with the SEC on August 29, 2013, by the Offeror and MetLife.

2. Relationship with the Controller and the Offeror and Interest

I have held the position of autonomous (autónomo) director of Provida since March 2010 and, prior to this from April 2009 I held the position of autonomous alternate director of Provida. As autonomous director I do not have any link with Provida, with any company in the BBVA group or with the executives of said companies which could generate a potential conflict of interest or compromise the independence of my opinion.

At the same time, I do not have any relationship or economic, financial, or any other link with the Offeror.

Finally, I declare that I do not have any interest in the transaction, or the Offer, given that at this date I do not hold, directly or indirectly, shares in Provida.

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3. Analysis

By virtue of Article 207, (c), of Law No. 18,045 of Securities Market, the directors of Provida must individually issue a written report with our reasoned opinion on the Offer for the Provida shareholders.

As context for this report it is relevant to indicate that Provida is a market leader amongst Pension Fund Managers (AFP) in Chile, with a market participation of 34.6% based on the number of contributors. The counterpart to this fact is that Provida attends all segments of the population, resulting in the fact that the average income subject to contributions of its contributors is 18% below the system average (May 2013). This company strategy presents challenges which are not present in managers who look to more reduced segments. The following graph shows the relationship that exists between market value per affiliate and the average income subject to contribution of four managers, taking estimated values of 2013.

With everything, in the last four years (2009-2013) the value of the company has experienced an important growth, which has practically doubled the general tendency of the price of the shares in Chile. The market value of the company increased 2.8 times in pesos at constant prices and more than 3.5 times in United States dollars in the period indicated. The above, without considering the effect of the sale of the shares that Provida had in “Afore Bancomer” of Mexico and “AFP Horizonte” of Peru.

This good performance is the result of a solid commercial strategy and quality service, which is backed-up by an excellent executive team and good corporate governance. The aforementioned is manifested in innovations conducive to an increase in productivity and improvement in the quality of service for affiliates; a positive work environment for employees of the company and a good return and dividend for shareholders.

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It is also possible that a part of the increase in the market value of the last 16 months, especially between the end of May and middle of October 2012 can be explained by the expectation in the market that it was possible to obtain a premium for the sale of the control of the company.

On May 24, 2012, BBVA announced the start of a process of evaluation of different strategies for its pension fund business in Latin America. Amongst said alternatives it considered the possibility of a total or partial sale of its companies in Chile, Colombia, Peru and Mexico, adding that the process did not necessary imply that it would end in a sale. The general nature of this information meant that initially the effect on the market value of the company was neutral. However, at the middle of June 2012, specialist press informed of rumours about an eventual sale of Provida, which led to an increase in price of around 10% (considering the average price between June, 15 and 29, regarding the price of the 10 days prior to the announcement and adjusted for the payment of a dividend at the end of May 2012).

This market expectation maintained stable until the start of October 2012, when the announcement was made of the sale of approximately 63% of the shares of AFP Cuprum to Principal Financial Group. In the days following this, the share price of Provida increased by 11% reinforcing market expectations. These facts allow inferring that the current price of the share contains an expectation for a premium for the transfer of control of close to 20%.

The variation in the share price observed on May 27, 2013 is explained by the payment of a definitive dividend for the 2012 period, plus the dividend which was the result of the sale of investments that Provida had in Mexico and Peru, for which the fundamentals of the value of the company are not altered by this episode.

The observations that are made below acknowledge that these facts are relevant for the analysis on the Public Tender Offer for the shareholders of Provida, but that they must be complemented with the other background to the offer and recent market trends.

a) Analysis of the price of the offer

In accordance with the background from the stock markets on which the shares of Provida are listed, the shares of Provida have observed the following valuations:

•
The closing market share price on the day before the launch of the Chilean Public Tender Offer was CLP$3,135.2, and so the Public Tender Offer represents a premium of 0.5% in respect of this price. Considering the dividend approved in the Shareholders´ Meeting of August 27, for CLP$82.9 per share, it can be seen that the Offer (using the average observed exchange rate between the 1 and 27 August 2013) represents a total premium of 3.1%.

•
The average closing market value of the share in the period 30 days prior to the date of launching the Chilean Public Tender Offer was CLP$3,073, so in this case the premium is 2.5%. At the same time, considering the dividend approved in the Shareholders´ Meeting of August 27, of CLP$82.9 per share, it can be seen that the Offer (using the average observed exchange rate between the 1 and 27 August 2013) represents a total premium of 5.2%.

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•
The average closing market value of the share in the period 60 days prior to the date of launching the Chilean Public Tender Offer was CLP$2,988, in respect of which the premium is 5.4%. Considering the dividend approved in the Shareholders´ Meeting of August 27, of CLP$82.9 per share, it can be seen that the Offer (using the average observed exchange rate between the 1 and 27 August 2013) represents a premium of 8.2%.

•
The average closing market value of the share in the period 90 days prior to the date of launching the Chilean Public Tender Offer was CLP$2,966, which means that the Public Tender Offer has a premium of 6.2%. Considering the dividend approved in the Shareholders´ Meeting of August 27, of CLP$82.9 per share, it can be seen that the Offer (using the average observed exchange rate between the 1 and 27 August 2013) represents a premium of 9.0%.

In all the cases analysed the offer has a positive premium in respect of the recent market value, which includes the dividend to be paid on September 4, 2013, and as such the Public Tender Offer is advantageous (conveniente) for shareholders.

Additionally, in the event that it is considered that the current price of the shares contains an expectation for an additional premium associated with the transfer of control of the company, incubated between the end of May and middle of October 2012, in accordance with what it indicated above in this Report, this conclusion is accentuated.

b) Other conditions over the value of the offer

The Total Profit of the last 12 months of Provida (to June 2013), adjusted for the sale of the shares in “Afore Bancomer” of Mexico and “AFP Horizonte” of Peru, totalled USD$188 million, and so the Public Tender Offer represents a ratio price profit of 10.8 times, similar to what was informed to the Santiago Stock Exchange for equivalent companies and that observed in similar transactions. That is to say, the Metlife offer is in line with the values hoped for.

The Current Book Value (Patrimonio Contable Efectivo) of Provida is USD$430 million, and the value of the offer is 4.7 times this amount, which compares with transactions observed between 2.4 and 5.3 times the Book Value (Patrimonio Contable).

These observations suggest that the Public Tender Offer is in line with market values and the fundamentals of the company.

c) Considerations on the regulatory framework of the industry

The price of the offer corresponds, fundamentally, to the result of a process which started in 2012. This fact is relevant because in the last months there has been some regulatory uncertainty in the industry, which has tended to affect the price of the shares of AFPs that are traded on the stock exchanges. In this sense, shareholders who are particularly sensitive to this increased regulatory uncertainty have an additional reason to participate in the Public Tender Offer.

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d) Change in the ownership structure

One of the objectives of the Public Tender Offer is to modify the ownership structure of Provida, and consequently, the characteristics of the shares that represent said ownership. Specifically, in so far as Metlife approaches its goal to acquire 100% of the shares it is possible that there is produced a delisting of the Provida shares from the stock exchanges on which they currently trade, which will simplify the information which is channelled through the supervisory organisms, private analysts and specialist media. Without prejudice to the role that corporate governance plays in the company, the reduction in intensity of the operation of these market mechanisms and supervision increase the cost of monitoring the performance of the company by individual investors.

For this reason, for those shareholders sensitive to the presence of complementary mechanisms of monitoring the company it is convenient to accommodate their portfolio with shares that comply with these characteristics and participate in the Public Tender Offer.

e) Change in the expected liquidity of the share

In the last years the monthly average traded volume of Provida shares reached 6% of the shares (excluding those held by BBVA) with a market presence of 100%. The expected scenario of less liquidity for the Provida share is relevant for those shareholders who prefer assets with greater liquidity, and for them it would be advantageous (conveniente) to participate in the Public Tender Offer, in such a way as to facilitate a change in their portfolio towards this type of asset.

4. Conclusion

In accordance with the prior analysis, the price premium of the Public Tender Offer in respect of the market price and its fundamentals, the Public Tender Offer is advantageous (conveniente) for the shareholders. At the same time, there is a series of considerations that modify the characteristics of the Provida shares as investment instruments. In so far as some of these elements are relevant for the current shareholders of Provida, the advantage to participate in the Public Tender Offer will increase.

In summary, the total of these reasons allows me to conclude that this Offer is advantageous (conveniente) for the shareholders of Provida.

This opinion does not constitute nor can it be understood to be a suggestion, advice or counsel, either direct or indirect, to sell or keep Provida shares to the shareholders in the framework of this Offer. In this regard, each shareholder must evaluate if it participates or not in the Offer, duly advised by whomsoever it deems convenient or necessary, in such a way that each one can adopt the decision that best adjusts to their individual circumstances.

Sincerely,

/s/ Jorge Marshall Rivera
Jorge Marshall Rivera
Director
AFP PROVIDA S.A.

c.c.:	Superintendencia de Valores y Seguros

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Bolsa de Comercio de Santiago – Bolsa de Valores
Bolsa Electrónica de Chile – Bolsa de Valores
Bolsa de Corredores de Valparaíso – Bolsa de Valores
Metlife Chile Acquisition Co. S.A.
Larrain Vial S.A. Corredora de Bolsa
Banchile Corredores de Bolsa S.A.